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                                                                      EXHIBIT 21

                        GTE CORPORATION AND SUBSIDIARIES

          SIGNIFICANT SUBSIDIARIES OF REGISTRANT AT DECEMBER 31, 1997

                                                                                PERCENT OF VOTING
                                                                                CONTROL OWNED BY
COMPANY(A)                                                 INCORPORATED IN        DIRECT PARENT
----------                                                ------------------    -----------------
Contel Federal Systems, Inc. ...........................  Delaware                   100.00
  GTE Government Systems Corporation....................  Delaware                   100.00
  GTE Telecom Incorporated..............................  Delaware                   100.00
GTE Products of Connecticut Corporation.................  Connecticut                100.00
  GTE Laboratories Incorporated.........................  Delaware                   100.00
GTE China Incorporated..................................  Delaware                   100.00
GTE Leasing Corporation.................................  Delaware                   100.00
GTE Anglo Holding Company Incorporated..................  Delaware                   100.00
  Anglo-Canadian Telephone Company......................  Quebec                      86.39
     BC TELECOM Inc.....................................  Canada                      50.75
       BC TEL...........................................  Canada                     100.00
       BC TEL Services Inc..............................  Canada                     100.00
          Canadian Telephones and Supplies Ltd..........  British Columbia           100.00
  Quebec-Telephone......................................  Quebec                      50.59
GTE Holdings (Canada) Limited...........................  Canada                     100.00
  Compania Dominicana de Telefonos, C. por A. ..........  Dominican Republic         100.00
GTE International Telecommunications Incorporated.......  Delaware                   100.00
  GTE do Brasil Limitada................................  Brazil                     100.00
  GTE PCS International Incorporated....................  Delaware                   100.00
  GTE Venezuela Incorporated(b).........................  Delaware                   100.00
     VenWorld Telecom, C.A. ............................  Venezuela                   51.00
       Compania Anonima Nacional Telefonos de Venezuela
          (CANTV).......................................  Venezuela                   40.00
GTE California Incorporated.............................  California                  99.60
GTE Florida Incorporated................................  Florida                    100.00
GTE Midwest Incorporated................................  Delaware                   100.00
GTE North Incorporated..................................  Wisconsin                  100.00
GTE Northwest Incorporated..............................  Washington                 100.00
GTE South Incorporated..................................  Virginia                   100.00
GTE Southwest Incorporated..............................  Delaware                   100.00
GTE Hawaiian Telephone Company Incorporated.............  Hawaii                     100.00
GTE Communications Corporation..........................  Delaware                   100.00
GTE Data Services Incorporated..........................  Delaware                   100.00
GTE Finance Corporation.................................  Delaware                   100.00
GTE Information Services Incorporated...................  Delaware                   100.00
  GTE Directories Corporation...........................  Delaware                   100.00
GTE Internetworking Incorporated........................  Delaware                   100.00
BBN Corporation.........................................  Massachusetts              100.00
GTE Intelligent Network Services Incorporated...........  Delaware                   100.00
GTE Investment Management Corporation...................  Delaware                   100.00
GTE Main Street Incorporated............................  Delaware                   100.00

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
                                                                                PERCENT OF VOTING
                                                                                CONTROL OWNED BY
COMPANY(A)                                                 INCORPORATED IN        DIRECT PARENT
----------                                                ------------------    -----------------
GTE Media Ventures Incorporated.........................  Delaware                   100.00
GTE Wireless Incorporated...............................  Delaware                   100.00
  GTE Airfone Incorporated..............................  Delaware                   100.00
  GTE Mobile Communications International
     Incorporated.......................................  Delaware                   100.00
     CTI Compania de Telefonos del Interior S.A.........  Argentina                   25.50
     CTI Norte Compania de Telefonos del Interior
       S.A..............................................  Argentina                   25.50
  GTE Cellular Communications Corporation...............  California                  79.00
GTE Realty Corporation..................................  Delaware                   100.00
GTE Reinsurance Company Limited.........................  Vermont                    100.00
GTE Service Corporation.................................  New York                   100.00
GTE Vantage Incorporated................................  Delaware                   100.00
GTE VisNet Incorporated.................................  Delaware                   100.00

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(a)  GTE's share of the earnings of all subsidiaries listed is included in GTE's consolidated financial statements.

(b) GTE also directly owns 5.5% of CANTV through a direct purchase of CANTV shares in the fourth quarter of 1996.